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                                                                      EXHIBIT 10

                            AGREEMENT IN PRINCIPLE

This Agreement in Principle ("Agreement") is entered into as of this 18th day of July, 2001, by and among Craig Corporation, a Nevada corporation ("Craig"), Citadel Holding Corporation, a Nevada corporation ("Citadel") and Reading Entertainment, Inc., a Nevada corporation ("Reading"), with reference to the following facts:

WHEREAS, Craig, Citadel and Reading currently operate as an interrelated family of companies, with substantially overlapping management and ownership;

WHEREAS, the respective Boards of Directors of the three companies have determined that it would be in the best interests of their respective companies and their respective stockholders if the three companies were to be consolidated into a single publicly traded entity; and

WHEREAS the three companies wish to set forth the general terms under which they would be willing, subject to the approval of their respective stockholders, and certain other conditions to consummate such a consolidation;

THE PARTIES HERETO, based upon the above stated premises, hereby enter into the following agreement in principle:


     1.   Good Faith Best Efforts: Subject to the conditions set forth in this
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Agreement, each of the three companies agrees to exercise its good faith best efforts to do all things reasonably necessary to bring about the consummation of the consolidation of Craig, Citadel and Reading, as contemplated by this Agreement.

     2.   Merger: The consolidation transaction will be structured as a merger
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of Craig (the "Craig Merger") with a newly formed first tier subsidiary of
Citadel (referred to herein as "NewCraigCo") followed immediately by a merger of Reading (the "Reading Merger") with another newly formed first tier subsidiary of Citadel (referred to herein as "NewReadingCo").

     3.   Merger Consideration: Upon the effective date of the Craig Merger,
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every share of the Common Stock, par value $0.25, of Craig and every share of the Class A Common Preference Stock, par value $0.01, of Craig will be automatically converted into 1.17 shares of Citadel Class A Nonvoting Common Stock, par value $0.01 (the "Citadel Class A Stock"). Upon the effective date of the Reading Merger, every share of the Common Stock, par value $0.001, of Reading will be automatically converted into 1.25 shares of Citadel Class A
Stock.   All holders of options to acquire equity securities of Craig or Reading will have the option to receive, upon the effective date of the merger, replacement options to acquire either Citadel Class A Common Stock or Citadel Class B Voting Common Stock, as the holders of such options may elect. The number of shares subject to such options will be adjusted to reflect the exchange ratio applicable to the securities subject to such
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options as set forth above, and the per share exercise price will be adjusted by dividing the total exercise price of such the options to acquire Craig or Reading securities, as the case may be, by the number of shares subject to such options as so adjusted.

     4.  Fractional Shares: Fractional shares otherwise issuable in the Craig
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Merger or the reading Merger instead will be converted into cash, based upon the average closing price of the Citadel Class A Common Stock over the five trading days immediately preceding the effective date of the consolidation.

     5.  Listing: The Citadel Class A Stock will, as a condition to closing, be
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listed for trading, effective upon issuance, on the American Stock Exchange.

     6.  Certain Conditions; It is acknowledged and agreed that, except for the
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obligations set forth in this paragraph 6, the duties and obligations of the three companies to consummate the Craig Merger and the Reading Merger are subject to the following conditions:

          6.1.   Definitive Triparty Agreement:  The negotiation, execution and
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     delivery of a definitive triparty merger agreement, on terms consistent with this Agreement and containing usual and customary representations, warranties, covenants and conditions to closing;

          6.2.   Stockholder Approval:  The approval of the stockholders of
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     Craig of the Craig Merger, of the stockholders of Reading of the Reading
     Merger, and of the stockholders of Citadel of the issuance of the Citadel Class A Stock in respect of the Craig Merger and the Reading Merger (the
     "Citadel Share Issuance").   It is the intent of the parties that the
     consummation of the Craig Merger and the Reading Merger be interrelated, and, accordingly, this condition to the Consolidation will only be satisfied if Craig, Reading and Citadel each obtains the stockholder applicable approval described immediately above;

          6.3.   Receipt of any Regulatory Approvals: The receipt of any and all
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     regulatory or other approvals as may be legally required to consummate the consolidation transaction, if any;

          6.4.   No Material Adverse Change: The absence of any material adverse
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     change in the business, assets or prospects of Craig, Reading and Citadel, in each case considered as a whole with its wholly owned subsidiaries;

          6.4.   Fairness Opinion:  Marshall & Stevens having issued its oral
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     fairness opinion to the effect that Consolidation is fair, from a financial point of view, to the respective stockholders of Craig, Reading and Citadel, the issuance of a final written opinion confirming that oral opinion, and the non-withdrawal or material adverse modification of that fairness opinion prior to the closing.

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     7.   Voting Agreements:  Subject only to the negotiation, execution and
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delivery of a definitive triparty merger agreement by and among, and subject to the conditions to closing therein set forth (such as, by way of example, the conditions that there have been no material adverse change or no withdrawal or material adverse modification to the Marshall & Stevens opinion as to fairness, Craig, Citadel and Reading:

          7.1.   Voting by Craig: Craig agrees to vote its Citadel Class B
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     Voting Common Stock (the "Citadel Class B Common Stock")  in favor of the
     Citadel Share Issuance and to vote its Reading Common Stock and its Reading Series B Preferred Stock in favor of the Reading Merger.

          7.2.   Voting by Reading: Reading agrees to vote its Citadel Class B
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     Voting Common Stock in favor of the Citadel Share Issuance.

          7.3.   Voting by Citadel: Citadel agrees to vote its Reading Series A
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     Preferred Stock in favor of the Reading Merger.

          7.4.   Voting by Cotter: As a matter of separate agreement, Mr. James
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     J. Cotter agrees to vote all shares of Craig Common Stock and Craig Common
     Preference Stock, which he owns or over which he has voting power, in favor of the Craig Merger, and to vote all shares of Citadel Class B Common Stock which he owns or over which he has voting power, in favor of the Citadel Share Issuance.

     8.   Costs and Expenses: Each of the three companies will be responsible
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for their own costs and expenses; provided, however, the preparation of the definitive triparty merger agreement and the combination proxy/registration statement will be borne jointly by the three companies in a fair and equitable manner, to be set forth in the definitive triparty merger agreement. In the event that the three companies fail to enter into a definitive triparty merger agreement, the costs of the drafting of the definitive merger agreement and the proxy/registration statement by the law firms assigned primary responsibility for such task will be allocated 50% to the party being represented by such firm and 25% each to the other two parties to this Agreement.

     9.   Termination: This Agreement shall continue in effect until the
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earliest of (a) the date on which all parties hereto agree to a termination of this Agreement, (b) the execution and delivery by all parties of the definitive triparty merger agreement, and (c) January 30, 2002.

     10.  Enforceability: The parties agree that their obligations under this
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Agreement are subject to the negotiation, execution and delivery of definitive documentation; provided however, that

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this Section 10 and Sections 1, 6, 7, 8, 9 and 11 shall be immediately binding upon the parties.

     11.  General Provisions:
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          11.1.   Choice of Law: This Agreement will be interpreted in
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     accordance with the laws of the State of Nevada, as such laws are applicable to contracts entered into and to be performed entirely within the State of Nevada.

          11.2.   Attorney's Fees: In the event of any dispute or action to
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     enforce any rights or obligations under this Agreement, the prevailing party shall be entitled to its reasonable attorney's fees and disbursements.

          11.3.   Third Party Beneficiaries.  There are no third party
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     beneficiaries to this Agreement.

          11.4.   Publicity.  Concurrently with the execution and delivery of
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     this Agreement, the three companies shall issue a joint press release, in form and content satisfactory to each of the companies, announcing this Agreement. Except as provided in this Section 11.4, or as required by law, none of the companies shall make or publish any public announcement regarding this Agreement or the transactions contemplated hereby.



IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.


Craig Corporation, a Nevada corporation

By   /s/ S. Craig Tompkins
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Its  Vice Chairman
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Citadel Holding Corporation, a Nevada corporation

By   /s/ S. Craig Tompkins
     --------------------------------

Its  Vice Chairman
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Reading Entertainment, Inc., a Nevada corporation

By   /s/ S. Craig Tompkins
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Its  Vice Chairman
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With respect to Section 7.4, only,

  /s/ James J. Cotter
  --------------------------------
     James J. Cotter

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